Exhibit 23.1


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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Smith-Midland Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 30, 2002, relating to the consolidated financial statements of Smith- Midland Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


                                                  /s/ BDO Seidman, LLP
                                                 BDO Seidman, LLP


Richmond, Virginia
January 28, 2003